UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2015, Sorrento Therapeutics, Inc. (the “Company”) entered into a binding term sheet with NantCell, LLC (“NantCell”) pursuant to which the Company will contribute to NantCell a number of immune-checkpoint antibodies, immune-oncology antibodies, antibody drug conjugates and certain other antibodies from the Company’s G-MAB library, as well as a number of CAR-TNK products. In addition, NantCell will contribute $60 million to the joint venture, known as “Nantibody, LLC” (the “JV”), between the Company and NantWorks, Inc. instead of $12 million as originally provided and the Company will contribute $40 million instead of $8 million as originally contemplated. The Company will contribute to the JV an additional 45 immuno-oncology antibodies, immune-check point antibodies, bi-specific antibodies and/or antibody drug conjugates.

NantCell will make an upfront payment of $10 million in cash to the Company. Promptly following the closing of NantCell’s equity financing, the Company will be issued $100 million in vested NantCell equity. In addition, NantCell will pay the Company a royalty not to exceed 5% for each of the antibodies described above.

The parties have agreed to negotiate in good faith to enter into definitive transaction documents with respect to the binding term sheet. The term sheet and definitive agreement contemplate an amendment of the original terms of the term sheet involving the JV described in the Current Report on Form 8-K dated December 14, 2014.

The foregoing is only a brief description of certain of the terms of the binding term sheet, does not purport to be complete and is qualified in its entirety by reference to the binding term sheet that will be filed as an exhibit to our quarterly report on Form 10-Q for the quarter ending March 31, 2015.

There can be no assurance that NantCell and the Company can reach final agreement as set forth in the terms on the binding term sheet, and any failure to reach final agreement may have a material adverse effect on the business and operations of the Company.

Item 8.01	Other Events.

On March 16, 2015, the Company announced that it has entered into a binding agreement with NantWorks, LLC to initiate a global collaboration to discover and develop novel anti-cancer immunotherapies. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release of Sorrento Therapeutics, Inc., and NantWorks, Inc. dated March 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2015

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji
Name:	Henry Ji
Title:	President and Chief Executive Officer